SCHEDULE 14A
                               (RULE 14A-101)

                          SCHEDULE 14A INFORMATION

   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                                ACT OF 1934
                             (AMENDMENT NO.  )

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                        BIRMINGHAM STEEL CORPORATION
      ---------------------------------------------------------
          (Name of Registrant as specified in its charter)

                        ----------------------------
(Name of person(s) filing proxy statement, if other than Registrant)

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                                                CONTACT:  ROY WINNICK
                                                          KEKST AND COMPANY
                                                          212-521-4842


                       BIRMINGHAM STEEL ACKNOWLEDGES
                   RECEIPT OF CONSENTS FROM UNITED GROUP
                        AND POSTPONES ANNUAL MEETING


BIRMINGHAM, Ala., November 30, 1999 - Birmingham Steel Corporation (NYSE:
BIR) today announced that the United Group has delivered to the Company stockholder consents that the group purports to represent a majority of the Company's shares outstanding. The Company stated that it intends to furnish the consents, as well as any revocations of consents received by the Company to date, to an independent inspector of election for tabulation. Following such tabulation, the independent inspector will issue a preliminary report that will be subject to review and challenge by the Company and the United Group. Only after all challenges to the preliminary report of the independent inspector have been resolved will a final report be issued. Until such time as this process is complete, the Company will not know whether the United Group has tendered to the Company sufficient consents to take action under Delaware law.

In light of the foregoing, the Company has postponed the Annual Meeting of Stockholders previously scheduled to take place in Orlando, Florida on December 2, 1999. A date for the Annual Meeting will be set, if appropriate, following completion of the tabulation process by the independent inspector of election.

Earlier today, representatives of the Board of Directors again offered to meet with members of the United Group, and offered a proposal to reach a compromise slate of directors for consideration by the Company's stockholders that would minimize the risk of certain consequences which could otherwise result from a change in a majority of the Board. The Board of Directors remains ready to discuss with the United Group the possibility of a compromise slate of directors that would put the stockholders of the Company in the best financial position.

Birmingham Steel operates in the mini-mill sector of the Steel industry and conducts operations at facilities located across the United States. The common stock of Birmingham Steel is traded on the New York Stock Exchange under the symbol "BIR."

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